Exhibit 99.1

Sarcos Robotics is Now Palladyne AI

Rebranding Emphasizes New Focus on Brain over Brawn

Palladyne AI is Commercializing Advanced AI Software that Enables Robots to Observe, Learn, Reason and Act Like Humans

SALT LAKE CITY– March 18, 2024 – Sarcos Technology and Robotics Corporation (“Sarcos”) (NASDAQ: STRC and STRCW) is pleased to announce that effective today, the company has changed its name to Palladyne AI Corp. (Palladyne AI). Effective April 8, 2024, the Company’s ticker symbol will change from NASDAQ: STRC to NASDAQ: PDYN. The new name reflects the company's narrowed focus on commercializing the artificial intelligence and machine learning software that it has been developing since 2020.

"As Palladyne AI, we are excited to embark on this new chapter in our company's history. This rebranding is not just a change in name but a reflection of our commitment to delivering a fundamentally superior type of intelligence for both mobile and stationary robots by enabling robots to observe, learn, reason and act in a manner akin to humans, which enhances robot versatility, substantially shortens robot training time and materially reduces power required for AI processing,” said Ben Wolff, President and CEO.

The name Sarcos has been synonomous with innovation and excellence in dexterous robotics for more than thirty years. With innovations ranging from award winning humanoid robots and powered exoskeletons to animatronic robotics at theme parks, Sarcos’ DNA in robotics runs deep. Palladyne AI will continue to leverage this rich history of innovation and global recognition for the Sarcos name by continuing to brand its defense business as Sarcos Defense. We appreciate the continued support of our customers, employees, and partners throughout this rebranding process. We are confident that this change will further strengthen our position in the market and enable us to better serve the evolving needs of our stakeholders.

About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) is a software company focused on autonomy for robotic systems. Its advanced artificial intelligence and machine learning software seeks to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution dramatically reduces the significant effort required to program and deploy robots enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to achieve precise results with minimal training time, limited data sets, and lower power requirements, compared to current state-of-the-art solutions, Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity, and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities or future capabilities of the Company’s software platform, the benefits of the software platform and the industries that could benefit from it, the applicability of the software platform to different kinds of machines (such as UAVs, UGVs and ROVs), the future use of the Sarcos name and brand and the expected date of the change in the Company’s trading symbol. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Sarcos’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Sarcos is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Sarcos has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Sarcos and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Sarcos with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Corp PR and Investor Contacts:

Press Contact:

PR@palladyneai.com

Investor Contact:

IR@palladyneai.com